CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 28, 2009, relating to the financial statements and financial highlights which appear in the February 28, 2009 Annual Report to Shareholders of the Funds as listed in Appendix A, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights", “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 29, 2009

Appendix A

JPMorgan Emerging Markets Debt Fund
JPMorgan Enhanced Income Fund
JPMorgan Real Return Fund
JPMorgan Short Term Bond Fund
JPMorgan Total Return Fund
JPMorgan Strategic Income Opportunities Fund
JPMorgan California Tax Free Bond Fund
JPMorgan Intermediate Tax Free Bond Fund
JPMorgan New York Tax Free Bond Fund
JPMorgan Prime Money Market Fund
JPMorgan Federal Money Market Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Tax Free Money Market Fund
JPMorgan California Municipal Money Market Fund
JPMorgan New York Municipal Money Market Fund
JPMorgan Tax Aware High Income Fund